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                                                                Exhibit 10.4

                       THIRD AMENDMENT TO CREDIT AGREEMENT

    THIS THIRD AMENDMENT, dated as of March 24, 1999, amends and modifies a certain Credit Agreement, dated as of November 25, 1996, as amended by Amendments dated as of May 23, 1997 and August 17, 1998 (as so amended, the "Credit Agreement"), among MERRILL CORPORATION (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION, formerly known as First Bank National Association, as Agent (the "Agent"), and the banks or financial institutions party thereto, which currently consist of U.S. BANK NATIONAL ASSOCIATION and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "Banks"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

    For VALUE RECEIVED, the Borrower, the Agent and the Banks agree that the Credit Agreement is amended as follows.

                   ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

    1.1  DEFINITIONS.

    (a) The definition of "Commitment" in Section 1.1 is amended to read as follows:

         "COMMITMENT": (i) The maximum unpaid principal amount of the Loans of all Banks which may from time to time be outstanding hereunder, being $70,000,000 from and after the effectiveness of the Third Amendment hereof, as the same may be reduced from time to time pursuant to SECTION 4.3, or (ii) if so indicated for an individual Bank, the maximum unpaid principal amount of the Loans of such Bank which may from time to time be outstanding hereunder, being initially the amounts set forth on the signature pages of the Third Amendment hereof or in the relevant Assignment and Assumption Agreement for such Bank, as the same may be reduced from time to time pursuant to SECTION 4.3, or (iii) as the context may require, the agreement of each Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement up to its Commitment.

    (b) The definition of "Interest Period" in Section 1.1 is amended by adding the following sentence at the end of such definition:

         "The Borrower shall not select any Interest Period in an amount and duration that would require early termination of such Interest Period in order to make payments of the Loans required under SECTION 4.1, including without limitation payments due on mandatory reduction of the Commitments."

    (c) The following new definition is added to Section 1.1 in alphabetical order:

         "DANIELS ACQUISITION": The acquisition by the Borrower or a Subsidiary of greater than 50% of the voting stock of Daniels Printing Limited Partnership or of a substantial portion of the assets of Daniels Printing Company. Total consideration, including cash, assumed indebtedness, and contingent obligations, paid in connection with the Daniels Acquisition shall not exceed $58,000,000.

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    1.2  PURPOSE OF LOANS. New Section 2.8 is added after Section 2.7, and shall read as follows:

         "Section 2.8 PURPOSE OF THE LOANS. Amounts of the Loans in excess of $40,000,000 shall be used by the Borrower solely to fund the Daniels Acquisition."

    1.3  REPAYMENT. Section 4.1 is amended to read as follows:

         Section 4.1 REPAYMENT. Principal of the Loans in excess of the Commitments at any time, giving effect to all reductions of the Commitment under SECTION 4.3, shall be immediately due and payable. All principal of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date."

    1.4 REDUCTION OF COMMITMENTS. The title of Section 4.3 is changed to "REDUCTION OR TERMINATION OF COMMITMENT", the first paragraph is lettered and titled "(a) OPTIONAL REDUCTION OR TERMINATION OF COMMITMENT", and a second paragraph is added and shall read as follows:

    "(b) MANDATORY REDUCTION OF COMMITMENT. The Commitments shall be reduced to an amount equal to the remainder of (i) $40,000,000 less (ii) the amount of any prior voluntary reductions of the Commitments under Section 4.3(a), upon the first to occur of: (A) September 1, 1999, or (B) the date of receipt by the Borrower of proceeds of issuance of Indebtedness or equities intended to finance the Daniels Acquisition."

    1.5 INVESTMENTS. Section 9.4 is amended by adding a new subsection (h) to read as follows:

    "(h) the Daniels Acquisition, provided that it complies with the terms of the definition thereof."

    1.6  CONSOLIDATED AND MERGER; ACQUISITION OF ASSETS AND STOCK. Section
9.6 is amended by adding the following sentences at the end of such Section:

    "Notwithstanding the foregoing, the Borrower may make the Daniels Acquisition in accordance with the terms of the definition thereof, PROVIDED, that the New Guarantor shall hold the assets acquired in the Daniels Acquisition. Consideration paid in connection with the Daniels Acquisition shall not be counted for purposes of ascertaining compliance with the $15,000,000 test set forth in this Section."

    1.7 CONSOLIDATED TANGIBLE NET WORTH. Section 8.11 is amended by adding the following sentence at the end of such Section:

    "Notwithstanding the foregoing, if the Daniels Acquisition shall be consummated: (a) the Borrower will maintain, at the end of each fiscal quarter, its Consolidated Tangible Net Worth at an amount not less than $67,000,000 in lieu of the amount calculated as provided above, and (b) Consolidated Tangible Net Worth of the Borrower will be adjusted for purposes of this Section by adding (to the extent subtracted in calculating Consolidated Tangible Net Worth) goodwill associated with the contingent earn-out

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    provisions related to acquisition of FMC Resource Management Corporation and Merrill/Executech, Inc."

    1.18 NOTES. The Notes shall be replaced by Notes in the form of Exhibit AA hereto, which shall constitute the "Notes" for purposes of all references in the Credit Agreement.

    1.19 CONSTRUCTION. All references in the Credit Agreement to "this Agreement", "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES

    To induce the Agent and the Banks to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Agent and the Banks that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                      ARTICLE III - CONDITIONS PRECEDENT

    This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

    3.1 WARRANTIES. Before and after giving effect to this Amendment, the representations and warranties in ARTICLE VII of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Agreement shall be deemed a representation that the Borrower has complied with the foregoing condition.

    3.2 DEFAULTS. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

    3.3 DOCUMENTS. The Borrower, the Agent and the Banks shall have executed and delivered this Amendment, and the Borrower and Guarantors, as applicable, shall have executed and delivered the following:

    (a) NOTES. The Notes in the form of Exhibit AA hereto, payable to the respective Banks.

    (b) RESOLUTIONS; INCUMBENCY. Certified copies of resolutions of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Amendment and the Notes, and a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Amendment and the Note and other

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    documents provided for in this Amendment, together with a sample of the true signature of each such officer.

    (c) CERTIFICATE OF INCORPORATION AND BY-LAWS. A certified copy of any amendment or restatement of the Certificate or Articles of Incorporation or the By-laws of the Borrower made or entered following date of the most recent certified copies furnished to the Bank (or a certificate stating that no changes have been made).

    (d) GUARANTORS' ACKNOWLEDGMENTS. Guarantors' Acknowledgments in the form of those attached hereto.

    (e) AMENDMENT FEES. The Borrower shall pay an amendment fee in the amount of $40,000 to the Agent for the account of the Banks, to be paid by the Agent in the amount of $20,000 to each of the Banks.

    (f) NEW SUBSIDIARY. The Borrower's new Subsidiary, Merrill Acquisition Corp., a Minnesota corporation, or such other new Subsidiary as will hold substantially all of the assets acquired in the Daniels Acquisition, shall issue a Guaranty as provided in SECTION 8.14, and shall deliver certified copies of its approval resolution for such guaranty and its incumbency certificate.

    (g) OPINION OF COUNSEL TO THE BORROWER. An opinion of counsel to the Borrower and Guarantors, addressed to the Banks, in substantially the form of EXHIBIT BB to this Amendment.

                               ARTICLE IV - GENERAL

    4.1 EXPENSES. The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by this Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment and the Notes, which obligations of the Borrower shall survive any termination of the Credit Agreement.

    4.2 COUNTERPARTS. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

    4.3 SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

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    4.4  LAW. This Amendment shall be a contract made under the laws of the
State of Minnesota, which laws shall govern all the rights and duties hereunder.

    4.5 SUCCESSORS; ENFORCEABILITY. This Amendment shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall accrue to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.


                                       MERRILL CORPORATION

                                       By        /s/ Kay A. Barber
                                          -----------------------------------
                                                     Kay A. Barber
                                           Vice President - Finance, Chief
                                           Financial Officer and Treasurer


                                       By      /s/ Steven J. Machov
                                          -----------------------------------
                                                   Steven J. Machov
                                           Vice President, General Counsel
                                                     and Secretary


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Agent and as a Bank

                                       By    /s/ William J. Umscheid
                                          -----------------------------------
                                                 William J. Umscheid
                                                 Vice President

Commitment: $35,000,000
                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION

                                       By    /s/ Lynn S. Hultstrand
                                          -----------------------------------
                                                 Lynn S. Hultstrand
                                                 Vice President

Commitment: $35,000,000

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